-84-

                         SECURITIES PURCHASE AGREEMENT


        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is by and between Palomar Electronics Corporation (the "Company"), a Delaware corporation, Palomar Medical Technologies, Inc., a Delaware corporation ("Palomar"), each with an office at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 U.S.A., and The Travelers Insurance company, a Connecticut corporation (the "Purchaser").

        IN CONSIDERATION of the mutual covenants contained in this Agreement and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

        SECTION 1. Authorization of Shares. The Company has authorized the sale of 200,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Nexar Technologies, Inc., a Delaware corporation ("Nexar"), owned by the Company.

        SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined below), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares for an aggregate purchase price of $2,000,000 (the "Purchase Price").

        SECTION 3. Payment of Purchase Price. On or prior to the Closing Date, as defined below, the Purchaser will deliver to the Company the full amount of the Purchase Price by check or wire transfer to the account set forth below.

                  Citibank
                  399 Park Avenue
                  New York, NY  10048

                  ABA 021000089
                  Account Number:  40611172
                  Account Name:  Dean Witter Reynolds, Inc.
                  For Further Credit to:
                  Account Number 593109782
                  Account Name:  Palomar Medical Technologies, Inc.

        SECTION 4. The Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur on December 18, 1996 (the Closing Date") at the offices of the company or at such other time and place as shall be agreed by the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser one or more certificates for the Shares registered in the name of the Purchaser or its nominee.

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                                      -85-

        SECTION 5. Representations, Warranties an Covenants of the Company. The Company and Palomar hereby jointly and severally represent and warrant to, and covenant with, the Purchaser as follows:

        SECTION 5.1. Organization. Nexar is duly organized, validly existing and in good standing under the laws of the State of Delaware. Nexar has full power and authority to own and operate its properties and to conduct its business as currently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of Nexar.

        SECTION 5.2. Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 5.3. Ownership of the Shares. The company is the record and beneficial owner of the shares free and clear of any adverse claim of any person. At the Closing, Purchaser will acquire good and valid title to the Shares free and clear of any adverse claim of any person.

        SECTION 5.4. Non-Contravention. The execution and delivery of this Agreement, the sale of the Shares to be sold by the Company hereunder, and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company or Nexar is a party or by which either is bound or the Certificate of Incorporation (the "Charter") or the By-Laws of the Company or Nexar nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or Nexar or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or Nexar is a party or by which the Company or Nexar is bound or to which any of the property or assets of the Company or Nexar is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or Nexar. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States, other than with respect to "blue sky" laws, is required

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                                      -86-

for the valid issuance and sale of the Shares to be sold pursuant to this Agreement (other than such as have been made or obtained).

        SECTION 5.5. Capitalization. The authorized and outstanding capital stock of Nexar and rights to acquire capital stock of Nexar are as set forth on
Schedule 5.5. hereto. Except as set forth in Schedule 5.5, there are no outstanding shares of, or rights to acquire shares of, capital stock of Nexar. The Shares have been duly authorized, validly issued and are fully paid and nonassessable.

        SECTION 5.6. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge o the Company, threatened or contemplated to which Nexar is or may be a party or of which the business or property of Nexar is or may be subject.

        SECTION 5.7. No Violations. Nexar is not in violation o its Charter or By-Laws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Nexar, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of Nexar, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which Nexar is a party or by which Nexar is bound or by which the properties of Nexar are bound or affected, and there exists no condition which, with the passage f time or the giving of notice or both, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any indebtedness.

        SECTION 5.8. Governmental Permits, Etc. Nexar has all necessary franchises, licenses, certificate and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of Nexar as currently conducted, the absence of which would have a material adverse effect on the business or operations of Nexar.

        SECTION 5.9. Financial Statements. The Company has made available to Purchaser certain internally generated financial statements of Nexar (the "Financial Statements"). The Financial Statements and the related notes present fairly the financial position of Nexar as of the dates indicated therein and its results of operations and cash flows for the periods therein specified. Such Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

        SECTION 5.10. No Material Adverse Change. Since the date of the most recent balance sheet included in the Financial Statements, Nexar has not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in its business, financial condition or results of operations.

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                                      -87-

        SECTION 5.11. Intellectual Property. Nexar has the right to use all intellectual property (the "Intellectual Property") now used by it in its business. Nexar owns all right, title and interest in and to, all of the intellectual property it owns, free and clear of any liens or encumbrances. In any case in which Nexar does not own the Intellectual Property, it has good and valid licenses for the same which are in full force and effect. No claims have been asserted with respect tot he use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement.

        SECTION 5.12. Title to Properties and Assets. Nexar has good and marketable title to its properties and assets, and has good title to its leasehold interests, in each case, free and clear of any liens, except (i) the lien of current taxes not yet due and payable and (ii) minor liens arising in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or impair Nexar's operations.

        SECTION 6. Representations, Warranties an covenants of the Purchaser.

                (a) The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing Date, that: (i) the Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) the Purchaser is acquiring the Shares for its own account for investment and with no present intention of distributing any of such Shares other than to any affiliate of the Purchaser; (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder;
(iv) the Purchase is an "institutional buyer" within the meaning of Section 36b-21(b)(8) of the Connecticut Uniform Securities Act, (v) the Purchase has had an opportunity to ask questions and receive answers from the management of the Company and Nexar regarding Nexar, its business and the offering of the Shares; and (vi) the Purchaser has, in connection with its decision to purchase Shares, relied solely upon the representations and warranties of the Company contained herein.

                (b) The Purchaser agrees not to make any sale of the Share except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereof.

                (c) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (d) The Purchaser represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 promulgated thereunder, all certificates evidence the Shares shall bear a legend, prominently stamped or printed therein, reading substantially as follows:

                "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. These securities have been acquired for investment and not with a view toward distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement, covering such securities under the Act and any applicable state securities laws, unless the holder shall have obtained an opinion of counsel satisfactory to the corporation that such registration is not required.

        SECTION 7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the Closing.

        SECTION 8. Lock-up Agreements with Underwriters; Registration. In the event of an initial underwritten public offering of Nexar's equity securities, the Purchaser agrees to enter into an agreement with the Underwriter or Underwriters' Representative for such offering restricting the sale, transfer or other disposition of the Shares for a period not to exceed 180 days to the extent that such agreement is required to be executed by members of senior management of Nexar.

        SECTION 9. Legal Fees. The Company agrees to pay the reasonable fees and expenses of the Purchaser's counsel in connection with the purchase and sale of the Shares up to a maximum of $5,000.

        SECTION 10. Conditions to Closing.

                (a) The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction by the Company of each of the following conditions on or before the Closing Date, any one or more of which may be waived by the Purchaser:

                    (i) The representations and warranties of the Company set forth in this Agreement delivered to the Purchaser by or on behalf of the Company shall e true and correct as if made on the Closing Date.

                    (ii) Each of the covenants, agreements and conditions to be performed and satisfied by the Company pursuant to this Agreement at or prior to Closing shall have been duly performed and satisfied.


                (b) The obligations of the Company to consummate the transactions contemplated hereby shall e subject tot he satisfaction by the Purchaser of each of the following conditions on or before the Closing Date, any one or more of which may be waived by the Company:

                    (i) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as if made on the Closing Date.

                    (ii) Each of the covenants, agreements and conditions to be performed and satisfied by the Purchaser pursuant to this Agreement at or prior to Closing shall have been duly performed and satisfied.

                    (iii) The Purchase shall have paid the Purchase Price in accordance with Section 3.

        SECTION 11. No Brokers. The parties hereto hereby represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

        SECTION 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, postage prepaid, and shall be deemed given when so mailed:

                (a) if to the Company to:

                         General Counsel
                         Palomar Medical Technologies, Inc.
                         66 Cherry Hill Drive
                         Beverly, MA  01915

                    with a copy to:

                         Foley, Hoag & Eliot LLP
                         One Post Office Square
                         Boston, MA  02109
                         Attn:  David Broadwin

                (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

        SECTION 13. Termination. Either party to this Agreement may terminate this Agreement upon written notice to the other at any time prior to the Closing.

        SECTION 14. Changes. Any term of the Agreements may be amended or compliance therewith waived with the written consent of the Company and the holders of a majority of the Shares purchased pursuant tot he Agreement.

        SECTION 15. Tag Along Rights. In the event the Company should decide to sell from time to time any shares of Common Stock or other common stock equivalent to any third party, Purchaser shall have the right to sell its pro rata portion of the Shares to such third party on the same terms and conditions. The Company shall give prompt written notice to Purchaser of the terms of any such offer. Notwithstanding the foregoing, if Purchaser should own less than 2.5% of the outstanding Common Stock, it shall be entitled to sell the greater of (x) the remaining Shares or (y) its pro rata portion.

        SECTION 16. Confidentiality. No press release or public announcement may be made naming Purchaser or its affiliates without the prior consent of Purchaser; provided that Nexar may disclose Purchaser's stockholdings in the prospectus for Nexar's initial public offering or as may be required by law.

        SECTION 17. No Impairment. Each of Palomar, the Company and Nexar agree that until such time as the Shares have been registered pursuant to the terms of the Registration Rights Agreement and sold by Purchaser, they will not take any action, directly or indirectly, that could reasonably be expected to adversely affect or otherwise impair (i) the value of the Shares or (ii) the rights of Purchaser under this Agreement, the Registration Rights Agreement or otherwise under law.

        SECTION 18. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        SECTION 19. Severability. If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        SECTION  20.  Governing  Law.  This  Agreement  shall be governed by and
construed  in  accordance  with  the  internal  laws  of  The   Commonwealth  of
Massachusetts and United States federal law.

        SECTION 21. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by their duly authorized representatives as of the following date.

Dated:  December 18, 1996           PALOMAR ELECTRONICS CORPORATION



                                    By:                        /s/
                                             -----------------------------------
                                    Name:             Joseph P. Caruso
                                    Title:            Chief Financial Officer


                                    PALOMAR MEDICAL TECHNOLOGIES, INC.



                                    By:                        /s/
                                             -----------------------------------
                                    Name:             Steven Georgiev
                                    Title:            CEO/Chairman


           [Purchaser Signature Page Continues on the Following Page]

                   PURCHASER SIGNATURE PAGE AND QUESTIONNAIRE


        The undersigned Purchaser hereby executes the Securities Purchase Agreement with Palomar Electronics Corporation and Palomar Medical Technologies, Inc. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

                                             THE TRAVELERS INSURANCE COMPANY



                                             By:                        /s/
                                                  ------------------------------
                                             Name:             Jordan M. Stitzer
                                             Title:            Vice President

Name in which Shares are to be
Registered:                                  TRAL & Co.

Address of registered holder:                One Tower Square
                                             Hartford, Connecticut  06183

Social Security or Tax ID Number:            06-0546090

Contact name and telephone number            Edward F. Hinchliffe, III
regarding settlement and                     Name
registration:                                (203)277-6113
                                             Telephone Number